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EXHIBIT (23)







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 1996 which appears on page F-1 of New Ralcorp Holdings, Inc.'s Registration Statement on Form 10. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.




PRICE WATERHOUSE LLP
St. Louis, Missouri

January 29, 1997





















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